Exhibit j (ii) under Form N-1A
                                            Exhibit 23 under Item 601 / Reg. S-K



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 82 to Registration Statement No. 33-31602 on Form N-1A of our reports dated September 16, 2005, relating to the financial statements of Money Market Obligations Trust (comprised of the following funds: Government Obligations Fund, Government Obligations Tax-Managed Fund, Municipal Obligations Fund, Prime Cash Obligations Fund, Prime Management Obligations Fund, Prime Obligations Fund, Prime Value Obligations Fund, Tax-Free Obligations Fund and Treasury Obligations Fund), for the year ended July 31, 2005, and to the reference made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 29, 2005